HEI Exhibit 99
NEWS RELEASE
February 14, 2017

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Treasurer, Manager, Investor	E-mail: ir@hei.com
Relations & Strategic Planning

HAWAIIAN ELECTRIC INDUSTRIES REPORTS 2016 YEAR END
& FOURTH QUARTER EARNINGS

2016 Net Income of $248.3 Million and Core Net Income1 of $190.1 Million;
2016 Diluted Earnings Per Share (EPS) of $2.29 and Core EPS1 of $1.75;
Fourth Quarter Net Income of $44.6 Million; EPS of $0.41;
Board Declares Dividend of $0.31 Per Share

Selected 2016 Highlights:

•	Consolidated Reported net income of $248.3 million in 2016 vs $159.9 million in 2015, up 55% largely due to the merger and spin-off related items;
Core net income1 of $190.1 million in 2016 vs $175.7 million in 2015, up 8%

•	Consolidated Reported EPS of $2.29 in 2016 vs $1.50 in 2015, up 53%;
Consolidated Core EPS1 of $1.75 in 2016 vs $1.65 in 2015, up 6%

•	Consolidated Reported ROE of 12.4%; Consolidated Core ROE[1] of 9.5%

◦	Utility ROE of 8.1%

◦	Bank ROE of 10.1% [2]

•	Continued legacy of delivering value for customers and Hawaii:

•	Record 25% of electricity on Hawaiian Electric’s grid was from renewable sources[3]

•	Moving closer to achieving Hawaii’s 2020 renewable portfolio standard target of 30%

◦	Avoided-oil equivalent of 2.2 million barrels which would have cost our state more than $119 million[4] in imported oil in 2016

◦
Led the nation in the integration of customer-sited solar: by the end of 2016, an estimated 26% of single-family homes on the islands we serve (up from 23% at the end of 2015) and approximately 15% of our total customers have solar systems

◦	29% of single family homes have installed or have been approved to install PV systems
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1 Non-GAAP measure that excludes merger and spin-off-related income and costs after-tax including costs related to the terminated LNG contract which required PUC approval of the merger with NextEra Energy, Inc. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[2]	Calculated using net income divided by average GAAP common equity, simple average method.

[3]	Based upon preliminary Renewable Portfolio Standard information as of 12/31/16.

[4]	Estimate based on the 2016 average price per barrel of $53.49 and as compared to 2008 oil usage levels.

Hawaiian Electric Industries, Inc.
February 14, 2017

•	Utility other operations and maintenance (O&M) expense[5] decreased 2% from the 2015 level

•	Bank provided approximately $1.8 billion of credit to consumers and businesses and originated over 3,500 mortgages

•
Bank named one of Hawaii Business “Best Places to Work” for the 7th consecutive year; American Banker “Best Banks to Work For” list for the 4th consecutive year and only Hawaii bank to make the national list

•	Bank implemented a new e-Banking platform making banking easier for customers

•	Consolidated company contributed more than 22,000 volunteer hours and more than $2 million of charitable contributions to community organizations

•	History of uninterrupted dividends since 1901

•	HEI remains an independent public company following our terminated merger with NextEra Energy and cancelled spin-off of American Savings Bank

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported 2016 year-end consolidated net income for common stock of $248.3 million and diluted earnings per share (EPS) of $2.29 compared to $159.9 million and EPS of $1.50 for 2015. For the fourth quarter of 2016, consolidated net income for common stock was $44.6 million and EPS of $0.41 compared to $42.3 million and EPS of $0.39 for the fourth quarter of 2015. The financial results for 2016 include the one-time increase to net income of $58.2 million due to the terminated merger with NextEra Energy, Inc., the related terminated liquefied natural gas (LNG) contract and the associated cancelled spin-off of ASB Hawaii, Inc., as compared to $15.8 million net expense in 2015. Excluding these items, core earnings1 for 2016 were $190.1 million and core EPS1 of $1.75 compared to $175.7 million and $1.65 respectively for 2015. The financial results for the fourth quarter of 2015 included $2.2 million net expense for the terminated merger with NextEra Energy, Inc. and the related cancelled spin-off of ASB Hawaii, Inc. Excluding these items, core earnings1 for the fourth quarter of 2016 were $44.6 million and core EPS of $0.41 compared to $44.5 million and EPS of $0.41 for the fourth quarter of 2015.
“Following the termination of our proposed merger with NextEra Energy, HEI and its operating subsidiaries, Hawaiian Electric, Maui Electric, Hawaii Electric Light and American Savings Bank, have moved forward strongly as an independent public company, delivering a consolidated core return on

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[5]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs including the terminated LNG contract costs which required PUC approval of the merger with NextEra Energy, Inc. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
February 14, 2017

equity1 of 9.5% for 2016. HEI’s unique combination of companies continues to provide essential electricity and banking services for Hawaii and invest in the growth of Hawaii’s economy,” said Constance Lau, HEI president and chief executive officer.
“In 2016, Hawaiian Electric and its subsidiaries invested $318 million, over twice the utility’s earnings, in the modernization and improvement of Hawaii’s electric grids, and we achieved an energy portfolio powered by 25% renewable resources3 in 2016. While advancing towards our 100% goal for 2045, we remained focused on increasing customer value. In 2016, Hawaiian Electric management worked hard to reduce overall operation and maintenance expenses from 2015 levels. Our activities at the utility are focused on creating, at reasonable cost and working with third party energy developers and producers, the renewable energy platform of the future for the benefit of all of Hawaii, while also maintaining the service and reliability that our customers have come to expect,” added Lau.
“American Savings Bank closed 2016 with a strong fourth quarter and achieved important strategic objectives including the successful implementation of their new e-banking platform. We plan to build upon the bank’s success in the coming years with the building of its new headquarters. The bank is well positioned to continue to grow in 2017, as it works continually to improve efficiency and customer experience,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS CONSISTENT WITH EXPECTATIONS
Full Year Results:
Hawaiian Electric Company’s6 full-year 2016 net income was $142.3 million compared to $135.7 million in 2015. Excluding after-tax costs related to the terminated merger with NextEra Energy, Inc. and the related terminated LNG contract totaling $2.2 million and $0.5 million in 2016 and 2015, respectively, Hawaiian Electric Company’s core net income was $144.5 million in 2016 and $136.2 million in 2015. The $8.3 million core net income increase from the prior year was primarily driven by the following after-tax items:
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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

[6]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
February 14, 2017

•	$8 million higher net revenues[7] primarily due to recovery of costs for clean energy, reliability and system efficiency investments; and

•	$6 million lower O&M expenses[5] compared to 2015 which included a regulatory decision denying recovery of enterprise resource planning software costs and additional reserves for environmental costs.
These items were partially offset by $6 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.
Fourth Quarter Results:
Fourth quarter 2016 net income of $34.1 million was $1.1 million higher than the fourth quarter of 2015 primarily driven by $2 million (after-tax) higher net revenues in 2016 attributable to the recovery of costs for clean energy, reliability and system efficiency investments partially offset by $1 million (after-tax) higher depreciation expense in the fourth quarter of 2016 as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.

AMERICAN SAVINGS BANK: SOLID FINANCIAL PERFORMANCE
Full Year Results:
American Savings Bank’s (American) full-year 2016 net income was $57.3 million compared to $54.7 million in 2015. The $2.5 million increase from the prior year was primarily driven by the following after-tax items:

•	$11 million higher net interest income driven mainly by commercial real estate and consumer loan and investment portfolio growth; partially offset by
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[7]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Consolidated Statements of Income.

Hawaiian Electric Industries, Inc.
February 14, 2017

•	$6 million higher provision for loan losses largely related to commercial real estate and consumer lending activities; and

•	$2 million higher noninterest expense primarily due to costs related to the conversion and upgrade of American’s e-banking platform.
American achieved loan growth of 2.6% in 2016 primarily driven by commercial real estate and consumer loans that also helped to improve net interest margin. At the same time, American strategically reduced exposure to shared national credits by $93 million or 2.0% of total loans.
Total deposits were $5.5 billion at December 31, 2016, an increase of $524 million or 10.4% from December 31, 2015. Core deposits increased $342 million or 7.5% from December 31, 2015. The average cost of funds was 0.23% for the full year 2016, up 1 basis point from the prior year.
Overall, American’s return on average equity for the full year remained solid at 9.90% in 2016 compared to 9.93% in 2015, and the return on average assets for the full year was 0.92% in 2016 compared to 0.95% in 2015.

Fourth Quarter Results:
Fourth quarter 2016 net income of $16.2 million was $1.1 million higher than the third, or linked quarter and $1.3 million higher than the fourth quarter of 2015.
Compared to the linked quarter of 2016, the $1.1 million increase in the fourth quarter of 2016 was primarily driven by the following on an after-tax basis:

•	$3 million lower provision for loan losses primarily due to reserves for specific commercial credits in the third quarter of 2016; and

•	$1 million higher net interest income driven mainly by higher yields in the commercial real estate and commercial markets loan portfolios and investment portfolio growth.
These increases were partially offset by the following on an after-tax basis:

•	$1 million lower noninterest income primarily due to the gain on sale of real estate and higher mortgage banking income in the third quarter of 2016; and

•	$1 million higher noninterest expense.

Hawaiian Electric Industries, Inc.
February 14, 2017

Compared to the fourth quarter of 2015, the $1.3 million higher net income in the fourth quarter of 2016 was primarily driven by $3 million (after-tax) higher net interest income mainly due to higher yields and growth in the commercial real estate and consumer loan portfolios, partially offset by $1 million (after-tax) higher noninterest expense.
American’s fourth quarter of 2016 return on average equity was 11.1%, up from 10.4% in the linked quarter and 10.7% in the fourth quarter of 2015. Return on average assets was 1.02% for the fourth quarter of 2016, compared to 0.97% from the linked quarter and 1.01% in the same quarter last year.
Please refer to American’s news release issued on January 30, 2017, for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net income was $48.7 million in 2016 compared to a net loss of $30.6 million in 2015. Excluding one-time merger-related items of $60.3 million net income in 2016 and $15.2 million net expenses in 2015, the holding and other companies’ adjusted net losses in 2016 and 2015 were $11.7 million and $15.4 million, respectively. The holding company’s adjusted 2016 results included favorable tax adjustments as HEI moved out of a federal net operating loss position, enabling the recognition of tax benefits of approximately $4 million.
Fourth quarter net losses were $5.7 million in 2016 compared to $5.6 million in the fourth quarter of 2015. Excluding after-tax costs related to the terminated merger with NextEra Energy, Inc. and the cancelled spin-off of ASB Hawaii, Inc. of $1.9 million in the fourth quarter of 2015, the holding and other companies’ net losses in 2016 and 2015 were $5.7 million and $3.8 million, respectively. The higher net loss was primarily driven by an adjustment to tax benefits of approximately $2 million in the fourth quarter of 2016.

BOARD DECLARES QUARTERLY DIVIDEND
On February 13, 2017, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on March 10, 2017, to shareholders of record at the close of business on

Hawaiian Electric Industries, Inc.
February 14, 2017

February 24, 2017 (ex-dividend date is February 22, 2017). The cumulative 2016 dividend is $1.24 per share.
Dividends have been paid uninterrupted since 1901. At the indicated annual dividend rate and the closing price per share on February 13, 2017 of $33.68, HEI’s dividend yield is 3.7%.

WEBCAST AND CONFERENCE CALL
HEI TO ANNOUNCE 2017 EPS GUIDANCE IN EARNINGS CONFERENCE CALL
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its 2016 earnings on Tuesday, February 14, 2017, at 10:00 a.m. Hawaii time (3:00 p.m. Eastern time). HEI will announce 2017 EPS guidance during the scheduled webcast and conference call.
Interested parties within the United States may listen to the conference by calling (888) 317-6016 and international parties may listen to the conference by calling (412) 317-6016 or by accessing the webcast on HEI’s website under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through February 28, 2017, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10097589.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company,

Hawaiian Electric Industries, Inc.
February 14, 2017

Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 15 to 16 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2016	2015	2016	2015
Revenues
Electric utility	$544,668	$555,434	$2,094,368	$2,335,166
Bank	72,627	68,511	285,924	267,733
Other	100	87	362	83
Total revenues	617,395	624,032	2,380,654	2,602,982
Expenses
Electric utility	476,024	487,772	1,809,900	2,061,050
Bank	47,820	45,858	198,572	183,921
Other	5,124	7,180	24,007	35,458
Total expenses	528,968	540,810	2,032,479	2,280,429
Operating income (loss)
Electric utility	68,644	67,662	284,468	274,116
Bank	24,807	22,653	87,352	83,812
Other	(5,024)	(7,093)	(23,645)	(35,375)
Total operating income	88,427	83,222	348,175	322,553
Merger termination fee	—	—	90,000	—
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,011)	(19,915)	(75,803)	(77,150)
Allowance for borrowed funds used during construction	868	539	3,144	2,457
Allowance for equity funds used during construction	2,315	1,562	8,325	6,928
Income before income taxes	72,599	65,408	373,841	254,788
Income taxes	27,492	22,615	123,695	93,021
Net income	45,107	42,793	250,146	161,767
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$44,634	$42,320	$248,256	$159,877
Basic earnings per common share	$0.41	$0.39	$2.30	$1.50
Diluted earnings per common share	$0.41	$0.39	$2.29	$1.50
Dividends per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	108,553	107,460	108,102	106,418
Adjusted weighted-average shares	108,769	107,797	108,309	106,721
Net income (loss) for common stock by segment
Electric utility	$34,119	$32,993	$142,317	$135,714
Bank	16,217	14,953	57,279	54,730
Other	(5,702)	(5,626)	48,660	(30,567)
Net income for common stock	$44,634	$42,320	$248,256	$159,877
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$118,471	$38,075	$241,389	$160,993
Return on average common equity (twelve months ended)[1]			12.4%	8.6%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.
1 On a core basis, 2016 and 2015 returns on average common equity were 9.5% and 9.4%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2016	2015
(dollars in thousands)
Assets
Cash and cash equivalents	$278,452	$300,478
Accounts receivable and unbilled revenues, net	237,950	242,766
Available-for-sale investment securities, at fair value	1,105,182	820,648
Stock in Federal Home Loan Bank, at cost	11,218	10,678
Loans receivable held for investment, net	4,683,160	4,565,781
Loans held for sale, at lower of cost or fair value	18,817	4,631
Property, plant and equipment, net of accumulated depreciation of $2,444,348 and $2,339,319 at the respective dates	4,603,465	4,377,658
Regulatory assets	957,451	896,731
Other	447,621	480,457
Goodwill	82,190	82,190
Total assets	$12,425,506	$11,782,018
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$143,279	$138,523
Interest and dividends payable	25,225	26,042
Deposit liabilities	5,548,929	5,025,254
Short-term borrowings—other than bank	—	103,063
Other bank borrowings	192,618	328,582
Long-term debt, net—other than bank	1,619,019	1,578,368
Deferred income taxes	728,806	680,877
Regulatory liabilities	410,693	371,543
Contributions in aid of construction	543,525	506,087
Defined benefit pension and other postretirement benefit plans liability	638,854	589,918
Other	473,512	471,828
Total liabilities	10,324,460	9,820,085
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,583,413 shares and 107,460,406 shares at the respective dates	1,660,910	1,629,136
Retained earnings	438,972	324,766
Accumulated other comprehensive loss, net of tax benefits	(33,129)	(26,262)
Total shareholders’ equity	2,066,753	1,927,640
Total liabilities and shareholders’ equity	$12,425,506	$11,782,018
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended December 31		Years ended December 31
(dollars in thousands, except per barrel amounts)	2016	2015	2016	2015
Revenues	$544,668	$555,434	$2,094,368	$2,335,166
Expenses
Fuel oil	120,441	135,930	454,704	654,600
Purchased power	150,073	148,287	562,740	594,096
Other operation and maintenance	107,273	106,570	405,533	413,089
Depreciation	46,761	44,540	187,061	177,380
Taxes, other than income taxes	51,476	52,445	199,862	221,885
Total expenses	476,024	487,772	1,809,900	2,061,050
Operating income	68,644	67,662	284,468	274,116
Allowance for equity funds used during construction	2,315	1,562	8,325	6,928
Interest expense and other charges, net	(17,090)	(17,200)	(66,824)	(66,370)
Allowance for borrowed funds used during construction	868	539	3,144	2,457
Income before income taxes	54,737	52,563	229,113	217,131
Income taxes	20,119	19,071	84,801	79,422
Net income	34,618	33,492	144,312	137,709
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	34,389	33,263	143,397	136,794
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$34,119	$32,993	$142,317	$135,714
Comprehensive income attributable to Hawaiian Electric	$32,460	$33,862	$141,070	$136,594
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,678	1,738	6,660	6,754
Hawaii Electric Light	272	273	1,067	1,065
Maui Electric	282	290	1,118	1,138
	2,232	2,301	8,845	8,957
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	68.9	71.9	69.6	70.6
Cooling degree days (Oahu)	1,151	1,395	4,788	5,082
Average fuel oil cost per barrel	$57.90	$61.59	$53.49	$74.71

Twelve months ended December 31			2016	2015
Return on average common equity (%) (simple average)
Hawaiian Electric			8.26	8.02
Hawaii Electric Light			7.28	7.22
Maui Electric			8.08	8.52
Hawaiian Electric Consolidated[1]			8.07	7.96
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.
1 On a core basis, 2016 and 2015 returns on average common equity were 8.2% and 8.0%.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

December 31	2016	2015
(dollars in thousands, except par value)
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,153	$52,792
Plant and equipment	6,605,732	6,315,698
Less accumulated depreciation	(2,369,282)	(2,266,004)
Construction in progress	211,742	175,309
Utility property, plant and equipment, net	4,501,345	4,277,795
Nonutility property, plant and equipment, less accumulated depreciation of $1,232 and $1,229 at respective dates	7,407	7,272
Total property, plant and equipment, net	4,508,752	4,285,067
Current assets
Cash and cash equivalents	74,286	24,449
Customer accounts receivable, net	123,688	132,778
Accrued unbilled revenues, net	91,693	84,509
Other accounts receivable, net	5,233	10,408
Fuel oil stock, at average cost	66,430	71,216
Materials and supplies, at average cost	53,679	54,429
Prepayments and other	23,100	36,640
Regulatory assets	66,032	72,231
Total current assets	504,141	486,660
Other long-term assets
Regulatory assets	891,419	824,500
Unamortized debt expense	208	497
Other	70,908	75,486
Total other long-term assets	962,535	900,483
Total assets	$5,975,428	$5,672,210
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 16,019,785 and 15,805,327 shares)	$106,818	$105,388
Premium on capital stock	601,491	578,930
Retained earnings	1,091,800	1,043,082
Accumulated other comprehensive income (loss), net of income taxes	(322)	925
Common stock equity	1,799,787	1,728,325
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,319,260	1,278,702
Total capitalization	3,153,340	3,041,320
Current liabilities
Accounts payable	117,814	114,846
Interest and preferred dividends payable	22,838	23,111
Taxes accrued	172,730	191,084
Regulatory liabilities	3,762	2,204
Other	55,221	54,079
Total current liabilities	372,365	385,324
Deferred credits and other liabilities
Deferred income taxes	733,659	654,806
Regulatory liabilities	406,931	369,339
Unamortized tax credits	88,961	84,214
Defined benefit pension and other postretirement benefit plans liability	599,726	552,974
Other	76,921	78,146
Total deferred credits and other liabilities	1,906,198	1,739,479
Contributions in aid of construction	543,525	506,087
Total capitalization and liabilities	$5,975,428	$5,672,210
The Consolidated Balance Sheet as of December 31, 2015 reflects the retrospective application of ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs,” which was adopted in first quarter 2016.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31,
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	2016	2015
Interest and dividend income
Interest and fees on loans	$51,203	$50,444	$47,136	$199,774	$184,782
Interest and dividends on investment securities	4,965	4,759	4,550	19,184	15,120
Total interest and dividend income	56,168	55,203	51,686	218,958	199,902
Interest expense
Interest on deposit liabilities	2,013	1,871	1,467	7,167	5,348
Interest on other borrowings	1,172	1,464	1,510	5,588	5,978
Total interest expense	3,185	3,335	2,977	12,755	11,326
Net interest income	52,983	51,868	48,709	206,203	188,576
Provision for loan losses	1,497	5,747	839	16,763	6,275
Net interest income after provision for loan losses	51,486	46,121	47,870	189,440	182,301
Noninterest income
Fees from other financial services	5,585	5,599	5,667	22,384	22,211
Fee income on deposit liabilities	5,714	5,627	5,746	21,759	22,368
Fee income on other financial products	2,144	2,151	2,006	8,707	8,094
Bank-owned life insurance	1,017	1,616	1,016	4,637	4,078
Mortgage banking income	1,529	2,347	1,003	6,625	6,330
Gains on sale of investment securities, net	—	—	—	598	—
Other income, net	470	1,165	1,387	2,256	4,750
Total noninterest income	16,459	18,505	16,825	66,966	67,831
Noninterest expense
Compensation and employee benefits	22,920	22,844	23,705	90,117	90,518
Occupancy	4,077	3,991	4,115	16,321	16,365
Data processing	3,431	3,150	3,002	13,030	12,103
Services	2,961	2,427	2,474	11,054	10,204
Equipment	1,745	1,759	1,578	6,938	6,577
Office supplies, printing and postage	1,644	1,483	1,452	6,075	5,749
Marketing	982	747	844	3,489	3,463
FDIC insurance	839	907	881	3,543	3,274
Other expense	4,539	4,591	3,991	18,487	18,067
Total noninterest expense	43,138	41,899	42,042	169,054	166,320
Income before income taxes	24,807	22,727	22,653	87,352	83,812
Income taxes	8,590	7,623	7,700	30,073	29,082
Net income	$16,217	$15,104	$14,953	$57,279	$54,730
Comprehensive income	$2,540	$13,176	$9,477	$52,077	$54,017
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.02	0.97	1.01	0.92	0.95
Return on average equity	11.09	10.36	10.66	9.90	9.93
Return on average tangible common equity	12.90	12.06	12.48	11.53	11.68
Net interest margin	3.59	3.57	3.55	3.59	3.53
Efficiency ratio	62.12	59.54	64.15	61.89	64.87
Net charge-offs (recoveries) to average loans outstanding	0.40	0.20	(0.08)	0.24	0.04
As of period end
Nonaccrual loans to loans receivable held for investment	0.49	1.11	1.00
Allowance for loan losses to loans outstanding	1.17	1.24	1.08
Tangible common equity to tangible assets	7.82	8.03	8.05
Tier-1 leverage ratio	8.6	8.6	8.8
Total capital ratio	13.4	13.3	13.3
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.0	$9.0	$7.5	$36.0	$30.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

December 31	2016		2015
(in thousands)
Assets
Cash and due from banks		$137,083		$127,201
Interest-bearing deposits		52,128		93,680
Restricted cash		1,764		—
Available-for-sale investment securities, at fair value		1,105,182		820,648
Stock in Federal Home Loan Bank, at cost		11,218		10,678
Loans receivable held for investment		4,738,693		4,615,819
Allowance for loan losses		(55,533)		(50,038)
Net loans		4,683,160		4,565,781
Loans held for sale, at lower of cost or fair value		18,817		4,631
Other		329,815		309,946
Goodwill		82,190		82,190
Total assets		$6,421,357		$6,014,755
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,639,051		$1,520,374
Deposit liabilities–interest-bearing		3,909,878		3,504,880
Other borrowings		192,618		328,582
Other		101,635		101,029
Total liabilities		5,843,182		5,454,865
Common stock		1		1
Additional paid in capital		342,704		340,496
Retained earnings		257,943		236,664
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(7,931)		$(1,872)
Retirement benefit plans	(14,542)	(22,473)	(15,399)	(17,271)
Total shareholder’s equity		578,175		559,890
Total liabilities and shareholder’s equity		$6,421,357		$6,014,755

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings are limited to the fees, reimbursements, costs and associated taxes related to the terminated merger between HEI and NextEra Energy, Inc., and the cancelled spin-off of ASB Hawaii, Inc., and the terminated liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended December 31		Years ended December 31
($ in millions, except per share amounts)	2016	2015	2016	2015
HEI CONSOLIDATED (INCOME) EXPENSES RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax (income) expenses	$—	$2.5	$(84.9)	$18.2
Current income taxes (benefits)	—	(0.3)	24.7	(2.4)
After-tax (income) expenses	$—	$2.2	$(60.3)	$15.8
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$3.4	$—
Current income taxes (benefits)	—	—	(1.3)	—
After-tax (income) expenses	$—	$—	$2.1	$—
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$44.6	$42.3	$248.3	$159.9
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	2.2	(60.3)	15.8
Costs related to the terminated LNG contract[2]	—	—	2.1	—
Non-GAAP (core) net income	$44.6	$44.5	$190.1	$175.7
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.41	$0.39	$2.29	$1.50
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	0.02	(0.56)	0.15
Costs related to the terminated LNG contract[2]	—	—	0.02	—
Non-GAAP (core) diluted earnings per common share	$0.41	$0.41	$1.75	$1.65
			Years ended December 31
			2016	2015
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			12.4%	8.6%
Based on non-GAAP (core)[3]			9.5%	9.4%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended December 31		Years ended December 31
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$0.4	$0.1	$0.8
Current income taxes (benefits)	—	(0.2)	—	(0.3)
After-tax expenses	$—	$0.2	$0.1	$0.5
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$3.4	$—
Current income taxes (benefits)	—	—	(1.3)	—
After-tax expenses	$—	$—	$2.1	$—
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$34.1	$33.0	$142.3	$135.7
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	0.2	0.1	0.5
Costs related to the terminated LNG contract[2]	—	—	2.1	—
Non-GAAP (core) net income	$34.1	$33.2	$144.5	$136.2

			Years ended December 31
			2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			8.07%	7.96%
Based on non-GAAP (core)[3]			8.19%	7.99%

	Three months ended December 31		Years ended December 31
($ in millions)	2016	2015	2016	2015
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$107.3	$106.6	$405.5	$413.1
Excluding O&M-related net income neutral items[4]	1.3	1.6	5.9	7.0
Excluding costs related to the terminated merger with NextEra Energy	—	0.4	0.1	0.8
Excluding costs related to the terminated LNG contract[2]	—	—	3.4	—
Non-GAAP (Adjusted other O&M expense)	$106.0	$104.6	$396.2	$405.3
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues